EXHIBIT 99.3
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                 ALPHA SPACECOM'S CHIEF EXECUTIVE OFFICER ISSUES
                   LETTER TO SHAREHOLDERS ON STATE OF COMPANY

Beijing, China, July 28, 2005 -- Alpha Spacecom, Inc. (Pink Sheets OTC: "ASCM") today publishes its CEO's letter to shareholders.

Dear Shareholders of Alpha Spacecom:

As you all may know by now, a management dispute developed within the Company in mid 2004. As a result, there have been several legal proceedings, in both Colorado and California, which are directly related to the dispute. Since I hold a majority interest in the shares of this Company, I have found myself in an unenviable position. I am a defendant in the Colorado case, yet continue to fulfill my obligations as an officer and director of the Company. In my capacity as an officer and director, I have authorized the filing of certain Form 8-K reports with the SEC in an effort to provide information that was appropriate under the conditions. I also did not want to engage in a press release war with the group led by Terrence Sien.

Since April 2005, there have been a number of press releases and information on the Company's Alphaspacecom.com web site that do not provide an accurate picture, and make unfounded allegations. This website is controlled by Terrence Sien and others who are involved in the management dispute and you are strongly cautioned to evaluate the information provided independently. Given the nature and volume of the press releases, and the recent Schedule 13D filed by Paul Ebeling, I have prepared this letter in order to provide additional information and a more balanced picture. Through this balanced picture, I hope to provide you with information about the management dispute and the Company's plans for resolving matters and moving on with a business plan.

I became the CEO, Chairman of the Board and majority beneficial owner of Alpha in December 2001 under the terms of a Share Exchange Agreement entered into by
1) Alpha Sky Investment Ltd., a British Virgin Island company which I control 2) Tridon Enterprises, Inc. (the predecessor of Alpha Spacecom, Inc.), and 3) Tridon Trust, a shareholder of Tridon Enterprises.

I brought to the resulting company contacts and on-going negotiations with China SARFT (State Administration of Radio, Film and Television) and potential projects and memorandums of understanding with both Lockheed Martin and a SARFT company. Later, in 2003, I delivered a cooperation agreement with the China Film Group ("CFG") that by now you are all familiar with. The cooperation agreement was designed to lead to a joint venture agreement that would require an investment of approximately $30,000,000 from Alpha Spacecom. Unfortunately, shortly after the signing of the agreement with the CFG, friction developed within the management group of Alpha Spacecom.

In June 2004, the board of directors consisted of four members, Jian Wang, Brian Brick, Fung T. Sien, and myself. Despite allegations to the contrary, neither Jian Wang nor I resigned from the board in June 2004 as has been suggested. Furthermore, I never entered into any agreement to transfer my stock ownership interest in Alpha Spacecom.

Rather, about the June 2004 time frame, the board became split. Board meetings were allegedly held in October 2004. Mr. Wang and I were never advised of the meetings, did not attend those meetings and a quorum did not exist. The Colorado District Court has since confirmed that there was no quorum and as a result, none of the board actions taken at these alleged meetings were valid under Colorado law.

You have heard a lot of varied and conflicting information about the Colorado court's decisions and the present appeal filed at the insistence of Mr. Sien and others. The suit was originally filed at the direction of Mr. Sien and Mr. Brick, based upon actions taken at the unlawful October 2004 meeting. That suit originally asked that the court remove Mr. Wang and me from the Board and find that the original December 2001 Share Exchange Agreement was not valid and should be rescinded (undone). The court entered two orders, one on March 18, 2005 and one on May 11, 2005. The March 18, 2005 order was not put in writing until March 30, 2005. All of the parties involved in the management dispute knew all of the details of the judge's ruling on March 18, 2005, including requiring a shareholder meeting as I had requested.

Rather than abide by the Court's order, a procedural rule was invoked in a clear attempt to avoid the impact of the Court's order. Under the procedural rules in Colorado, a party may file a notice that serves to dismiss all of its claims. In a normal case, all claims would be dismissed and no case would remain. However, in the Colorado case the notice was filed March 25, 2005 AFTER the judge had entered an order dismissing two of Alpha Spacecom's four claims and requiring a shareholder meeting be held. As a result, the order signed on March 30, 2005 stood.

The group under the direction of Terrence Sien directed that the Company contest the court's order (May 11, 2005), and seek relief from the judge. When the judge confirmed his decision in the second order, the Sien group filed an appeal. That appeal is now pending in front of the Colorado Court of Appeals. In that case, Mr. Sien's group is asking the appellate court to find that the dismissal took away all of the trial court's authority to enforce its prior orders.

Despite the appeal, the Colorado Court orders remain in effect. As a result of the Colorado court orders, I have continued to take action as the Company's Chief Executive officer, Chairman of the Board, and President, that I feel are in the best interests of you, the shareholders, and the Company in the long run. I will continue to do so while the management disputes are resolved, and hope that this may occur very soon. Those steps have included discussions with the Company's prior transfer agent, and submitting the Colorado court's order to the SEC to evaluate it to determine if they could issue new filing codes for the Company to me and Mr. Wang. My efforts have also included work designed to move toward completion and filing of the Company's annual report on Form 10-KSB for year end 2004. Unfortunately, the management dispute has made it difficult to obtain completed audited financial statements in sufficient time to timely file the report with the SEC, but that now has been accomplished, with the remaining outstanding report filed shortly thereafter. Once we are current with our SEC filings, we intend to file an application with the NASD to re-list our common stock for trading on the OTC Bulletin Board once again. While we are optimistic that our filing will be successful, there can be no assurances that it will be approved.

On June 13, 2005, the Company held a special meeting of shareholders as ordered by the Colorado court. The group led by Terrence Sien refused to provide cooperation, but as a result of the second Colorado court order, the transfer agent ultimately cooperated and sent out the proxy notices to shareholders. We now understand that a number of shareholders may not have received Proxy Statements, and apologize for that. However, there was a quorum at the meeting, the actions at the meeting were approved by the holders of a majority of the Company's outstanding stock and I cast my votes (approximately 82%) in favor of all three of the proposals.

There has also been information beginning in March 2005 about the ownership of certain Series B Preferred shares of the Company's stock. These shares were all issued as consideration for the 2001 Share Exchange Agreement, and include the 9,555,553 shares that Mr. Paul Ebeling has claimed ownership of. Mr. Ebeling filed a recent Schedule 13D on the subject and claims to have obtained ownership effective May 31, 2005. I have asked that my attorneys evaluate Mr. Ebeling's claims and pursue appropriate legal remedies, if necessary. However, I have never conveyed ownership to the 9,124,443 shares that I currently own to Mr. Ebeling. In fact, the Colorado court has ruled that I remain the owner of these shares and that the Company must allow me to vote those shares unless they obtain a further order of the Colorado court.

Rather than address the ownership issue in the Colorado court, the group led by Mr. Sien filed a suit in California Federal Court seeking again to have the December 2001 transaction rescinded (undone). In response to the suit, my attorney filed a motion to dismiss the case. Once that was filed, attorney Mark Shoemaker filed an amended complaint that dropped the original claims and sought instead to void the actions taken at the June 13, 2005 shareholder meeting based upon federal securities laws. That case is now proceeding, and my attorneys have filed a motion to have the court dismiss those claims as well.

Bearing in mind the ultimate purpose for Alpha Spacecom is to restore value for our shareholders, we are working diligently to seek acquisition and partnership opportunities. At this time, we do not believe that the Company can secure the necessary financing to proceed with the proposed CFG joint venture. We recognize that the energy markets in China are experiencing and are expected to continue exponential growth due to the fact that the country is increasingly becoming the world's "manufacturing center" and that energy and commodity products are in high demand all over Mainland China. We are currently in communication with an operational petroleum trading, import/export company located in Beijing, China and believe that we are approaching the end of the negotiation phase. We anticipate signing formal agreements soon, and we believe that this offers the best opportunity for enhancing shareholder value at the present time.

Please understand that we will continue to do our best to insure the success of Alpha Spacecom.

Warmest Regards,

Xuedong Hu
CEO & Chairman of the Board

Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, forward looking statements include statements relating to (1) Alpha Spacecom's core business plans, market opportunities and potential new business initiatives; (2) Alpha Spacecom's ability to pursue financing alternatives; and
(3) Alpha Spacecom's review of its legal options in light of the present management dispute.

Forward-looking statements also include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "anticipate," "plan," "planning," "expect," "believe," "will likely," "should," "could," "would," "may" or words or expressions of similar meaning.

Any forward-looking statements in this press release are based on management's current expectations and beliefs, and are subject to risks and uncertainties. They are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to grow its business, and the potential resolution of the current management dispute. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

The potential risks and uncertainties include, among others, the present management dispute, the Company's limited financial resources, domestic or global economic conditions -- especially those relating to China, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws, restrictions and regulations on doing business in a foreign country, in particular China, and conditions of equity markets. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission. We expressly disclaim any obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.


Contact:

Alpha Spacecom, Inc.
Phone: + (852) 2602-3761
Email: AlphaSpacecom@Gmail.com